Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-159563, 333-136109, 333-16905, 333-22749, 333-96393, 333-38626, 333-99749, 333-99751) of Forrester Research, Inc. of our report dated March 9, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 9, 2012